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INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of The General Chemical Group Inc. on Form S-8 of our report dated February 23, 1996 (April 15, 1996 as to the Richmond Works incident described in Note 5) appearing in Registration Statement No. 33-83766 on Form S-1 of The General Chemical Group Inc.



DELOITTE & TOUCHE LLP
Parsippanny, New Jersey
June 10, 1996